Exhibit j.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 10, 2003, relating to the financial statements and financial highlights which appears in the November 30, 2002 Annual Report to Shareholders of Phoenix Multi-Portfolio Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" and "Independent Accountants and Reports to Shareholders" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 26, 2003